================================================================================

                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                        WEATHERFORD INTERNATIONAL, INC.,

                           SUBTECH ACQUISITION CORP.,

                           SUBTECH INTERNATIONAL, INC.

                                       AND

                    THE STOCKHOLDERS AND PHANTOM STOCKHOLDER

                                       OF

                           SUBTECH INTERNATIONAL, INC.



                          DATED AS OF FEBRUARY 3, 2000

================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE 1
         DEFINITIONS..............................................................................................1

ARTICLE 2
         THE MERGER...............................................................................................4
         2.1      THE MERGER; EFFECTIVE TIME OF THE MERGER........................................................4
         2.2      EFFECTS OF THE MERGER...........................................................................4

ARTICLE 3
         EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
         CONSTITUENT CORPORATIONS; SETTLEMENT
         AND CANCELLATION OF PHANTOM STOCK RIGHTS.................................................................5
         3.1      EFFECT ON CAPITAL STOCK.........................................................................5
         3.2      MERGER CONSIDERATION............................................................................6
         3.3      EXCHANGE OF SHARES..............................................................................6
         3.4      SHARES OF DISSENTING STOCKHOLDERS...............................................................6
         3.5      SETTLEMENT AND CANCELLATION OF PHANTOM STOCK RIGHTS.............................................7
         3.6      THE CLOSING.....................................................................................7
         3.7      ITEMS TO BE DELIVERED AT CLOSING................................................................7

ARTICLE 4
         REPRESENTATIONS AND WARRANTIES OF
         THE MANAGEMENT STOCKHOLDERS REGARDING SUBTECH............................................................8

ARTICLE 5
         INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF THE
         STOCKHOLDERS AND PHANTOM STOCKHOLDER.....................................................................8
         5.1      AUTHORITY AND CAPACITY..........................................................................8
         5.2      EXECUTION AND DELIVERY..........................................................................8
         5.3      EFFECT OF AGREEMENT.............................................................................9
         5.4      NO CONSENTS.....................................................................................9
         5.5      SUBTECH STOCK AND PHANTOM STOCK RIGHTS..........................................................9
         5.6      NO BROKERS......................................................................................9
         5.7      INVESTMENT PURPOSE..............................................................................9

ARTICLE 6
         REPRESENTATIONS AND WARRANTIES OF
         WEI AND SUB.............................................................................................12
         6.1      ORGANIZATION...................................................................................12
         6.2      DUE AUTHORIZATION, EXECUTION AND DELIVERY; EFFECT OF AGREEMENT.................................13

         6.3      NO CONSENTS....................................................................................13
         6.4      BROKERAGE......................................................................................13
         6.5      SEC DOCUMENTS..................................................................................14
         6.6      OWNERSHIP OF SUBTECH COMMON STOCK..............................................................14
         6.7      OWNERSHIP OF SUB...............................................................................14
         6.8      CONTINUITY OF BUSINESS ENTERPRISE..............................................................14

ARTICLE 7
         TERMINATION OF SUBTECH STOCKHOLDER AGREEMENT
         AND PHANTOM STOCK AGREEMENT AND WRITTEN CONSENT.........................................................14
         7.1      TERMINATION OF SUBTECH STOCKHOLDER AGREEMENT...................................................14
         7.2      TERMINATION OF PHANTOM STOCK AGREEMENT.........................................................14
         7.3      CONSENT OF STOCKHOLDERS TO MERGER..............................................................15
         7.4      INDEMNIFICATION UNDER THE SUBTECH EXCHANGE AGREEMENT...........................................15

ARTICLE 8
         CONDITIONS TO WEI'S OBLIGATIONS.........................................................................15
         8.1      REPRESENTATIONS TRUE AND CORRECT...............................................................15
         8.2      PERFORMANCE OF COVENANTS.......................................................................15
         8.3      RESOLUTIONS....................................................................................15
         8.4      GOVERNMENTAL APPROVALS.........................................................................15
         8.5      FURTHER ACTION.................................................................................15
         8.6      NO BANKRUPTCY..................................................................................16
         8.7      NO MATERIAL ADVERSE CHANGE.....................................................................16
         8.8      LEGAL OPINION..................................................................................16

ARTICLE 9
         CONDITIONS TO THE STOCKHOLDERS AND
         PHANTOM STOCKHOLDERS  OBLIGATIONS.......................................................................16
         9.1      REPRESENTATIONS TRUE AND CORRECT...............................................................16
         9.2      PERFORMANCE OF COVENANTS.......................................................................16
         9.3      RESOLUTIONS....................................................................................16
         9.4      GOVERNMENTAL APPROVALS.........................................................................16
         9.5      NO MATERIAL ADVERSE CHANGE.....................................................................17

ARTICLE 10
         INDEMNIFICATION.........................................................................................17
         10.1     INDEMNIFICATION BY THE STOCKHOLDERS AND PHANTOM  STOCKHOLDERS..................................17
         10.2     INDEMNIFICATION BY WEI.........................................................................17
         10.3     NOTICE AND OPPORTUNITY TO DEFEND...............................................................17
         10.4     EXPRESS NEGLIGENCE.............................................................................18
         10.5     RELEASES.......................................................................................19
         10.6     INDEMNIFICATION LIMITATIONS....................................................................20

ARTICLE 11
         NATURE OF STATEMENTS AND SURVIVAL OF COVENANTS,
         REPRESENTATIONS, WARRANTIES AND AGREEMENTS..............................................................20

ARTICLE 12
         REGISTRATION RIGHTS.....................................................................................20
         12.1     REGISTRATION RIGHTS............................................................................20
         12.2     PROCEDURE......................................................................................21
         12.3     INDEMNIFICATION................................................................................23
         12.4     TERMINATION....................................................................................24

ARTICLE 13
         MISCELLANEOUS...........................................................................................24
         13.1     ENTIRE AGREEMENT...............................................................................24
         13.2     SUCCESSORS AND ASSIGNS.........................................................................24
         13.3     ARBITRATION....................................................................................25
         13.4     EXPENSES.......................................................................................26
         13.5     EFFECT OF DUE DILIGENCE........................................................................26
         13.6     TAKING OF NECESSARY ACTION.....................................................................26
         13.7     INVALIDITY.....................................................................................26
         13.8     COUNTERPARTS...................................................................................27
         13.9     HEADINGS.......................................................................................27
         13.10    CONSTRUCTION AND REFERENCES....................................................................27
         13.11    MODIFICATION AND WAIVER........................................................................27
         13.12    NOTICES........................................................................................27
         13.13    PUBLIC ANNOUNCEMENTS...........................................................................28
         13.14    GOVERNING LAW; INTERPRETATION..................................................................28
         13.15    INCORPORATION BY REFERENCE.....................................................................28

                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger (this "Agreement") dated as of February 3, 2000, is entered into by and among Weatherford International, Inc., a Delaware corporation ("WEI"), SubTech Acquisition Corp., a Delaware corporation ("Sub"), SubTech International, Inc., a Delaware corporation ("SubTech"), the stockholders of SubTech signatory hereto (such individuals and entities other than WEI, the "Stockholders") and the holder of phantom stock rights of SubTech signatory hereto (the "Phantom Stockholder").


                              W I T N E S S E T H:

         WHEREAS, WEI currently owns 51% of the issued and outstanding capital stock of SubTech; and

         WHEREAS, WEI desires to acquire the remaining issued and outstanding shares of capital stock of SubTech from the other stockholders of SubTech and to settle and retire the outstanding Phantom Stock Rights owned by the Phantom Stockholder; and

         WHEREAS, the parties desire to effect the acquisition such that at the Effective Time, Sub will merge with and into SubTech and the Stockholders will exchange their SubTech Common Stock solely for WEI Common Stock, all of which is intended to qualify as a tax-free reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the parties desire to set forth herein certain representations, warranties and agreements in connection with the acquisition.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         Capitalized terms used in this Agreement shall have the meanings given to them in this Article 1, unless defined elsewhere in this Agreement.

         1.1 "AFFILIATE" shall mean with respect to any Person, an individual or entity that, directly or indirectly, controls, is controlled by or is under common control with such Person; provided, however, for purposes of this Agreement SubTech shall not be deemed an Affiliate of WEI.

         1.2 "BUSINESS DAY" shall mean any day other than Saturday, Sunday or other day on which federally chartered commercial banks in Houston, Texas are authorized by law to close.

         1.3 "CERTIFICATE OF MERGER" shall have the meaning such term is given in Section 2.1 hereof.

         1.4 "CLOSING" shall have the meaning such term is given in Section 3.6 hereof.

         1.5 "CLOSING DATE" shall have the meaning such term is given in Section
3.6 hereof.

         1.6 "CODE" shall have the meaning such term is given in the recitals.

         1.7 "COMMISSION" means the Securities and Exchange Commission.

         1.8 "CONSTITUENT CORPORATION" shall have the meaning such term is given in Section 2.2 hereof.

         1.9 "DAMAGES" shall mean any and all liabilities, losses, damages, demands, assessments, claims, costs, expenses, awards, judgments, penalties, settlements, fines, costs of remediation, diminutions in value, including interest on any of the foregoing, and the costs and expenses incurred in connection with investigating and defending any claims or causes of action, including, without limitation, attorneys' fees and expenses and all fees and expenses of consultants and other professionals.

         1.10 "EFFECTIVE TIME" shall have the meaning such term is given in
Section 2.1 hereof.

         1.11 "ENCUMBRANCE" shall mean any security interest, mortgage, pledge, claim, lien, charge, option, defect, restriction, right of first refusal, easement, license, lease, title defect or imperfection, encumbrance or other right or interest of any third person of any nature whatsoever.

         1.12 "GOVERNMENTAL BODY" shall mean any federal, state, local, municipal, foreign or other governmental or quasi-governmental body or authority, including any court, administrative agency or other person or entity thereunder.

         1.13 "INCOME TAX REGULATIONS" shall mean the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended, modified or supplemented from time to time (including corresponding provisions of succeeding regulations).

         1.14 "INDEMNIFYING PARTY" shall be as defined in Section 10.4 hereof.

         1.15 "INDEMNITEE" shall be as defined in Section 10.4 hereof.

         1.16 "LEGAL REQUIREMENT" shall mean any federal, state, or local law (including environmental law), ordinance, principle of common law, rule, regulation or statute, United States or foreign or state, local or otherwise.

         1.17 "MANAGEMENT STOCKHOLDERS" means Crawford Estate Ltd., John Birckhead, Harry C. Ehlert IRA, Henning Hansen, Frode Kaland and Paulo S. Tubel.

         1.18 "MATERIAL ADVERSE EFFECT" with respect to a party shall mean a single event, occurrence or fact that, together with all other events, occurrences and facts that could reasonably be expected to result in a loss to that party (and all of its subsidiaries taken as a whole) would have, or might reasonably be expected to have, a material adverse effect on the assets, business, operations or financial condition of that party (and all of its subsidiaries taken as a whole), or that would constitute a criminal violation of law involving a felony.

         1.19 "ORDER" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency or Governmental Body.

         1.20 "PERSON" shall mean any individual, corporation, limited liability company, association, partnership, joint venture, trust or unincorporated organization or government or any agent or political subdivision thereof.

         1.21 "PHANTOM STOCK AGREEMENT" means that certain letter dated February 5, 1999, from SubTech to the Phantom Stockholder, providing for SubTech to employ the Phantom Stockholder and stating certain compensation arrangements based on the value of certain phantom stock rights as stated in said letter.

         1.22 "PHANTOM STOCK RIGHTS" means the rights of the Phantom Stockholder to certain compensation based on certain SubTech "phantom stock" provisions under the Phantom Stock Agreement.

         1.23 "SEC DOCUMENTS" shall mean WEI's (a) Annual Report on Form 10-K for the year ended December 31, 1998, (b) proxy statement with respect to the Annual Meeting of Stockholders held on May 6, 1999, (c) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999, June 30, 1999 and September 30, 1999, and (d) Current Reports on Form 8-K dated April 29, 1999, May 21, 1999, July 21, 1999, August 16, 1999, August 31, 1999, September 15,
1999, October 22, 1999, November 12, 1999 and January 31, 2000.

         1.24 "SECURITIES ACT" means the Securities Act of 1933, as amended.

         1.25 "STOCKHOLDERS REPRESENTATIVE" shall mean Mark S. Crawford.

         1.26 "SUBTECH COMMON STOCK" shall have the meaning such term is given in Section 3.1 hereof.

         1.27 "SUBTECH EXCHANGE AGREEMENT" means that certain Formation and Exchange Agreement dated November 4, 1998, by and among WEUS Holding, Inc., the shareholders of BEI Technology, Inc., DataLine Petroleum Services, Inc. and Subsurface Technology, A/S, and SubTech.

         1.28 "SUBTECH STOCKHOLDERS AGREEMENT" means that certain Stockholders Agreement dated November 4, 1998, among WEI, WEUS Holding, Inc., SubTech, the Stockholders and Bobby Travis.

         1.29 "SURVIVING CORPORATION" shall have the meaning such term is given in Section 2.2 hereof.

         1.30 "WEI COMMON STOCK" means the common stock, $1.00 par value, of WEI.

         1.31 "WEI SHARES" shall mean the shares of WEI Common Stock issued pursuant to Sections 3.2 and 3.5.

         1.32 "WEI STOCK PRICE" shall mean the average closing sales price for the WEI Common Stock for the 20 trading days ending on the third Business Day immediately preceding the Closing Date, as reported on the New York Stock Exchange or other principal securities exchange on which the WEI Common Stock is then traded, or, as quoted on the Nasdaq, or if not listed on the Nasdaq, as reported on the NASD OTC Bulletin Board or in the Daily Quotation Sheets, as applicable.


                                    ARTICLE 2
                                   THE MERGER

         2.1 THE MERGER; EFFECTIVE TIME OF THE MERGER. Upon the terms and conditions of this Agreement and in accordance with Delaware law, Sub shall be merged with and into SubTech (the "Merger") at the Effective Time. The Merger shall become effective immediately when a certificate of merger (the "Certificate of Merger"), prepared and executed in accordance with the relevant laws of Delaware, is filed with the Secretary of State of the State of Delaware or, if agreed to by the parties, at such time thereafter as is provided in the Certificate of Merger (the "Effective Time"). The filing of the Certificate of Merger shall be made as soon as practicable on or after the Closing.

         2.2 EFFECTS OF THE MERGER.

                  (a) At the Effective Time: (i) Sub shall be merged with and into SubTech, the separate existence of Sub shall cease and SubTech shall continue as the surviving corporation (Sub and SubTech are sometimes referred to herein as the "Constituent Corporations" and SubTech is sometimes referred to herein as the "Surviving Corporation"); (ii) the Certificate of Incorporation of SubTech as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation; and (iii) the Bylaws of SubTech as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

                  (b) The directors and officers of Sub at the Effective Time shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation and shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

                  (c) At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations; and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired; and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it.


                                    ARTICLE 3
                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                      CONSTITUENT CORPORATIONS; SETTLEMENT
                    AND CANCELLATION OF PHANTOM STOCK RIGHTS

         3.1 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, $.01 par value, of SubTech ("SubTech Common Stock") or capital stock of
Sub:

                  (a) Conversion of Sub Capital Stock. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock of the Surviving Corporation.

                  (b) SubTech Shares owned by WEI and Cancellation of Treasury Stock. Each share of SubTech Common Stock owned by WEI shall remain outstanding and all shares of capital stock of SubTech that are owned by SubTech as treasury stock shall be canceled and retired and shall cease to exist and no stock of WEI or other consideration shall be delivered or deliverable in exchange therefor.

                  (c) Conversion of SubTech Common Stock. Subject to the provisions of Section 3.1(d), each share of SubTech Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to remain outstanding or be canceled in accordance with Section 3.1(b)) shall be converted into the right to receive the Merger Consideration as set forth in Section 3.2.

                  (d) Cancellation of SubTech Common Stock. All shares of SubTech Common Stock (other than shares to remain outstanding or be canceled in accordance with Section 3.1(b)), when converted as provided in Section 3.1(c), shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 3.3, without interest.

         3.2 MERGER CONSIDERATION. "Merger Consideration" shall mean, with respect to each record holder of shares of SubTech Common Stock (other than WEI), that number of shares of WEI Common Stock calculated by utilizing the formula set forth immediately below:


     Number of shares of         Number of shares of
      WEI Common Stock             SubTech Common
        to be issued      =     Stock owned of Record      x             $10.00
                              --------------------------------------------------
                                                WEI Stock Price

No fractional shares of WEI Common Stock shall be issued; rather, the number of shares of WEI Common Stock issuable shall be rounded up to the nearest whole number of shares of WEI Common Stock.

         3.3 EXCHANGE OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of SubTech Common Stock:

                  (a) Exchange Procedure. Each record holder of shares of SubTech Common Stock (other than WEI) shall be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive pursuant to the provisions of Sections 3.1 and 3.2, and the shares so surrendered shall forthwith be canceled on SubTech's stock records.

                  (b) No Further Ownership Rights in SubTech Common Stock. The Merger Consideration to be issued upon the surrender for exchange of shares of SubTech Common Stock in accordance with the terms hereof shall be deemed to have been issued, paid or delivered in full satisfaction of all rights pertaining to such shares of SubTech Common Stock, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of SubTech Common Stock held by the record holders of shares of SubTech Common Stock (other than WEI) that were outstanding immediately prior to the Effective Time.

                  (c) No Liability. Neither WEI nor SubTech shall be liable to any holder of shares of SubTech Common Stock for any cash amounts to the extent such amount is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by holders of any such shares two years after the Effective Time (or such earlier date immediately prior to the time at which such amounts would otherwise escheat to or become property of any Governmental Body) shall, to the extent permitted by applicable law, become the property of WEI free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

         3.4 SHARES OF DISSENTING STOCKHOLDERS. Each Stockholder hereby waives any and all rights to dissent or appraisal with respect to the Merger.

         3.5 SETTLEMENT AND CANCELLATION OF PHANTOM STOCK RIGHTS.

                  (a) In consideration for the payments set forth in Subsections 3.5(b) and (c) below, the Phantom Stockholder hereby settles, relinquishes and cancels his Phantom Stock Rights.

                  (b) As consideration for the settlement and cancellation of the Phantom Stock Rights, WEI shall issue to the Phantom Stockholder at the Effective Time the number of shares of WEI Common Stock determined by dividing $75,000 by the WEI Stock Price.

                  (c) As additional consideration for the settlement and cancellation of the Phantom Stock Rights, each Stockholder agrees to assign to the Phantom Stockholder 1.720% of the number of WEI Shares received by such stockholder pursuant to the terms of this Agreement. The Stockholders shall execute stock assignments effective at the Effective Time to assign such shares to the Phantom Stockholder, and WEI shall issue a certificate for such shares to the Phantom Stockholder at the Effective Time, and the number of WEI Shares to be issued under stock certificates to each Stockholder at the Effective Time shall be reduced by the portion assigned to the Phantom Stockholder.

                  (d) No fractional shares of WEI Common Stock shall be issued or assigned to the Phantom Stockholder; rather, the number of shares of WEI Common Stock issued or assignable pursuant to the terms of Subsections 3.5(b) and (c) above shall be rounded up to the nearest whole number of shares of WEI Common Stock.

         3.6 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of WEI, 515 Post Oak Boulevard, Suite 600, Houston, Texas, at 9:00 a.m. (local time) on the fifth business day following the date after the later to occur of (a) the obtaining of the last requisite regulatory approval and (b) the receipt of all other approvals, authorizations and consents required and (c) the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby, or at such other time and place as parties hereto may mutually agree (the "Closing Date"). All matters at the Closing shall be considered to take place simultaneously and no delivery of any document shall be deemed complete until all transactions and deliveries of documents are completed. The parties hereto agree to promptly advise the other parties in writing upon the occurrence of the events described in clauses (a), (b) and (c) above. The Closing shall not occur later than February 15, 2000, unless the parties shall agree to some later date.

         3.7 ITEMS TO BE DELIVERED AT CLOSING.

                  (a) At the Closing, the Stockholders and Phantom Stockholder shall deliver to WEI the following:

                           (i) Opinion of counsel in a form reasonably
                  satisfactory to WEI with respect to the transactions described in Section 3.5(c);

                           (ii) Stock Powers transferring shares of SubTech
                  Common Stock;

                           (iii) Such other documents, instruments and
                  conveyances as may reasonably be necessary to effectuate the transfer of the SubTech Common Stock to WEI and the cancellation of the Phantom Stock Rights.

                  (b) At the Closing, WEI shall deliver to the Stockholders and Phantom Stockholder, the following:

                           (i) Certificates representing the WEI Shares;

                           (ii) Such other documents and instruments as may
                  reasonably be necessary to effectuate the issuance of the WEI Shares to the Stockholders and Phantom Stockholder.


                                    ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF
                  THE MANAGEMENT STOCKHOLDERS REGARDING SUBTECH

         For purposes of this Article 4, each Management Stockholder, severally, and not jointly, represents and warrants to WEI that such Management Stockholder has not taken or caused to be taken any action required by applicable law, the Certificate of Incorporation or Bylaws of SubTech or an agreement among the Management Stockholders and SubTech or WEI to be consented to by the stockholders or the Board of Directors of SubTech without first obtaining the requisite consents or having obtained ratification of such action after any such action was taken.


                                    ARTICLE 5
                INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF THE
                      STOCKHOLDERS AND PHANTOM STOCKHOLDER

         Each Stockholder and Phantom Stockholder, severally and not jointly, as to himself, herself or itself and not as to any other Stockholder or Phantom Stockholder, represents and warrants to the other parties as follows:

         5.1 AUTHORITY AND CAPACITY. Such Stockholder or Phantom Stockholder has the requisite legal capacity and full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

         5.2 EXECUTION AND DELIVERY. Such Stockholder or Phantom Stockholder has duly executed and delivered this Agreement. This Agreement constitutes a legal, valid and binding obligation of such Stockholder or Phantom Stockholder, enforceable against such Stockholder or Phantom Stockholder in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.3 EFFECT OF AGREEMENT. The execution, delivery and performance by such Stockholder or Phantom Stockholder of this Agreement and the consummation of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any Order or Legal Requirement applicable to or binding upon such Stockholder or Phantom Stockholder; (ii) violate any provision of any indenture, instrument creating any lien, lease, agreement or instrument to which such Stockholder or Phantom Stockholder is a party or by which such Stockholder or Phantom Stockholder is bound or (iii) conflict with, or result in a breach or default under, the constituent documents of such Stockholder or Phantom Stockholder to the extent such Stockholder or Phantom Stockholder is not a natural person; except, in each case, for violations, conflicts, breaches, defaults, terminations or modifications which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated by this Agreement.

         5.4 NO CONSENTS. There are no consents, approvals or authorizations of, or exemptions by, or filings with, any Governmental Body or any Person required for the Stockholder or Phantom Stockholder in connection with the execution, delivery of or performance by such Stockholder or Phantom Stockholder of this Agreement and the consummation of the transactions contemplated hereby, which have not been obtained.

         5.5 SUBTECH STOCK AND PHANTOM STOCK RIGHTS. Such Stockholder owns (beneficially and of record) (except for Harry C. Ehlert, who is the beneficial owner of his SubTech Common Stock, and for which Harry C. Ehlert, IRA is the record owner thereof, in each case free and clear of all Encumbrances) the shares of SubTech Common Stock as set forth opposite his or its name on Schedule
5.5 hereto free and clear of all Encumbrances and, upon consummation of the Merger, such shares will be delivered to WEI free and clear of all Encumbrances. Such Phantom Stockholder owns all right, title and interest in the Phantom Stock Rights free and clear of all Encumbrances.

         5.6 NO BROKERS. Such Stockholder or Phantom Stockholder has not employed or retained any investment banker, broker, agent, finder or any other party, or incurred any obligation for broker's fees, finder's fees or commissions, with respect to the sale of the outstanding capital stock of SubTech or Phantom Stock Rights or with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby SubTech or any other party to this Agreement may be obligated to pay such a fee or commission. Such Stockholder or Phantom Stockholder agrees to indemnify and hold WEI and the other parties hereto harmless from and against any and all claims, liabilities or obligations with respect to any fees, commissions or expenses asserted by any Person on the basis of any act, statement, agreement or commitment alleged to have been made by such Stockholder or Phantom Stockholder with respect to any such fee, expense or commission.

         5.7 INVESTMENT PURPOSE.

                  (a) Such Stockholder or Phantom Stockholder recognizes and understands that the WEI Shares (collectively, the "Securities") will not, except as expressly provided in Article 12 hereof, be registered under the Securities Act or the securities laws of any state (the "Securities Laws"). The Securities are not being so registered in reliance upon exemptions from the Securities Laws that are predicated, in part, on the representations, warranties and agreements of such Stockholder or Phantom Stockholder contained herein.

                  (b) Such Stockholder or Phantom Stockholder represents and warrants that (i) such Stockholder or Phantom Stockholder either is an "accredited investor" within the meaning of Regulation D promulgated by the Commission pursuant to the Securities Act and is not relying on a financial advisor in connection with his or its participation in the transactions contemplated hereby, or is not an accredited investor and the Stockholders Representative is such Stockholder's or Phantom Stockholder's "purchaser representative" within the meaning of Regulation D promulgated by the Commission pursuant to the Securities Act in connection with evaluating the merits and risks of this Agreement, the transactions contemplated hereby and an investment in the Securities and the suitability thereof as an investment therefor, (ii) such Stockholder or Phantom Stockholder, individually or together with the Stockholders Representative, has such knowledge and experience in financial, investment and business matters, such experience being based on actual participation therein, that such Stockholder or Phantom Stockholder, individually or together with the Stockholders Representative, is capable of evaluating the merits and risks of this Agreement, the transactions contemplated hereby and an investment in the Securities and the suitability thereof as an investment therefor, (iii) the Securities will be acquired for such Stockholder's or Phantom Stockholder's own account solely for investment and not with a view toward resale or redistribution in violation of the Securities Laws,
(iv) such Stockholder or Phantom Stockholder, individually or together with the Stockholders Representative, has reviewed such Stockholder's or Phantom Stockholder's financial condition and commitments, and such Stockholder or Phantom Stockholder, individually or together with the Stockholders Representative, is satisfied that such Stockholder or Phantom Stockholder has adequate means and providing for such Stockholder's or Phantom Stockholder's financial needs and possible contingencies, has no present or existing or contemplated future need to dispose of all or any portion of such Stockholder's or Phantom Stockholder's interest in the Securities to satisfy any existing or contemplated undertaking, need or indebtedness, and has assets or sources of income that, taken together, are more than sufficient so that such Stockholder or Phantom Stockholder can bear the risk of the loss of his or its entire investment in the Securities, (v) such Stockholder or Phantom Stockholder has no plan or intention to sell, exchange or otherwise dispose of his or its interest in the Securities, (vi) such Stockholder or Phantom Stockholder is a natural person whose residence and domicile are set forth on Annex A hereto or an entity as described on Annex A hereto and (vii) in connection with the transactions contemplated hereby, no assurances have been made concerning the future results of WEI or as to the value of the Securities. Such Stockholder or Phantom Stockholder understands that such Stockholder or Phantom Stockholder must bear the economic risks of such Stockholder's or Phantom Stockholder's investment in the Securities for an indefinite period of time. If such Stockholder or Phantom Stockholder is relying upon the Stockholders Representative in such connection, the Stockholders Representative has disclosed to such Stockholder or Phantom Stockholder any material relationship between himself and his Affiliates and SubTech, WEI or any of their respective Affiliates during the past two years or currently contemplated and any compensation received or to be received as a result of such relationship. Such Stockholder or Phantom Stockholder understands that WEI is not under any obligation to file a registration statement or to take any other action under the Securities Laws with respect to any Securities except as expressly set forth in Article 12 hereof.

                  (c) Such Stockholder or Phantom Stockholder has consulted with such Stockholder's or Phantom Stockholder's own counsel in regard to the Securities Laws and has had the opportunity to hire his, her or its own legal counsel other than Chamberlain, Hrdlicka, White, Williams and Martin and is fully aware (i) of the circumstances under which such Stockholder or

Phantom Stockholder is required to hold the Securities, (ii) of the limitations on the transfer or disposition of the Securities, (iii) that the Securities must be held indefinitely unless the transfer thereof is registered under the Securities Laws or an exemption from registration is available and (iv) that no exemption from registration is likely to become available for at least one year from the date of acquisition of the Securities. Such Stockholder or Phantom Stockholder has been advised by such Stockholder's or Phantom Stockholder's counsel as to the provisions of Rules 144 and 145 as promulgated by the Commission under the Securities Act and has been advised of the applicable limitations thereof. Such Stockholder or Phantom Stockholder acknowledges that WEI is relying upon the truth and accuracy of the representations and warranties in this Article 5 by such Stockholder or Phantom Stockholder in consummating the transactions contemplated by this Agreement without registering the Securities under the Securities Laws.

                  (d) WEI has furnished such Stockholders' or Phantom Stockholders' legal counsel with the SEC Documents, a summary description of the terms of the WEI Common Stock and a summary description of any material written information concerning the transactions contemplated hereby that has been provided to such Stockholder and Phantom Stockholder that is an "accredited investor" but has not been provided to the other Stockholders or Phantom Stockholders. Such Stockholders' or Phantom Stockholders' legal counsel has provided such Stockholder and Phantom Stockholder and the Stockholders Representative with the SEC Documents and such summary descriptions. Such Stockholder and Phantom Stockholder and the Stockholders Representative have reviewed copies of the SEC Documents and such summary descriptions and have attended one or more meetings at which representatives of WEI and counsel to WEI and to such Stockholder or Phantom Stockholder have made presentations concerning this Agreement and the transactions contemplated hereby (all such written materials, including this Agreement and the Exhibits, Annexes and Schedules hereto, and such presentations are hereinafter referred to as the "Disclosure Information") and no person has made any representations or warranties of any kind or nature to induce such Stockholder or Phantom Stockholder to enter into this Agreement except as set forth in the written Disclosure Information. WEI has made available to such Stockholder or Phantom Stockholder and the Stockholders Representative the opportunity to ask questions of, and receive answers from, its representatives concerning the terms and conditions of the transactions contemplated by this Agreement and to obtain any additional information that they possess or could reasonably acquire for the purpose of verifying the accuracy of information furnished to such Stockholder's or Phantom Stockholder's legal counsel and the Stockholders Representative as set forth herein or for the purpose of considering the transactions contemplated hereby. WEI has offered to make available to such Stockholder or Phantom Stockholder and the Stockholders Representative upon request at any time all exhibits filed by WEI with the Commission as part of any of the reports filed therewith.

                  (e) Such Stockholder or Phantom Stockholder and the Stockholders Representative have made an independent investigation of the pertinent facts relating to the transactions contemplated hereby, have reviewed carefully the terms of this Agreement and the information furnished to such Stockholder or Phantom Stockholder and the Stockholders Representative (including the Disclosure Information) to the extent each such Person deems necessary to be fully informed with respect thereto and understand the nature of an investment in the WEI Shares.

                  (f) Such Stockholder or Phantom Stockholder agrees that the certificates representing the Securities will be imprinted with the following legend, the terms of which are specifically agreed to:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATE, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION REQUIREMENTS. SUCH SHARES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON REGISTRATION OR DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

Such Stockholder or Phantom Stockholder understands and agrees that appropriate stop transfer notations will be placed in the records of WEI and with its transfer agents in respect of the Securities that are to be issued to such Stockholder or Phantom Stockholder. WEI agrees that any Securities sold pursuant to an effective registration statement, including a registration statement filed pursuant to Article 12 hereof, shall have the above legend removed to permit the closing of the sale within three Business Days of written notice of the sale and certification by such selling Stockholder or Phantom Stockholder that the sale was made pursuant to the plan of distribution described in the registration statement and the prospectus delivery requirements under the Securities Laws were fully complied with in connection with the sale.


                                    ARTICLE 6
                        REPRESENTATIONS AND WARRANTIES OF
                                   WEI AND SUB

         WEI and Sub hereby represent and warrant to the Stockholders and Phantom Stockholder as follows:

         6.1 ORGANIZATION. Each of WEI and Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to carry on its business as it is now being conducted, and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

         6.2 DUE AUTHORIZATION, EXECUTION AND DELIVERY; EFFECT OF AGREEMENT.

                  (a) The execution, delivery and performance by each of Sub and WEI of this Agreement and the consummation by WEI and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of WEI and Sub. This Agreement has been duly and validly executed and delivered by WEI and Sub and constitutes the legal, valid and binding obligation of WEI and Sub, enforceable against each in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (b) The execution, delivery and performance by each of Sub and WEI of this Agreement and the consummation by WEI and Sub of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of any law, rule or regulation to which WEI and Sub is subject; (ii) violate any Order or Legal Requirement applicable to or binding upon the WEI and Sub; (iii) conflict with, or result in a breach or default under, the certificate of incorporation or by-laws of WEI and Sub; except, in each case, for violations, conflicts, breaches, defaults, terminations or modifications which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated by this Agreement.

                  (c) WEI has taken all necessary corporate action to permit it to issue the Securities pursuant to the terms of this Agreement. Subject to the provisions of Articles 2 and 3, the Securities issued pursuant to the terms of this Agreement, will, when issued, be validly issued, fully paid and non-assessable and not subject to any Encumbrances (other than those Encumbrances created or suffered by the Stockholders or the Phantom Stockholder and their respective Affiliates and restrictions on sales of the WEI Shares under applicable Securities
         Laws). The Securities when issued pursuant to this Agreement, will, when issued, be listed on the New York Stock Exchange, subject to official notice of issuance.

         6.3 NO CONSENTS. There are no consents, approvals or authorizations of, or exemptions by, or filings with, any Governmental Body or any Person required for WEI or Sub in connection with the execution, delivery or performance by WEI and Sub of this Agreement and the consummation of the transaction contemplated hereby that have not been obtained.

         6.4 BROKERAGE. No banker, broker, finder or other Person is entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the transactions contemplated hereby based in any way on agreements, arrangements or understandings made by or on behalf of WEI or any Affiliate of WEI. WEI agrees to indemnify and hold the Stockholders harmless from and against any and all claims, liabilities or obligations with respect to any fees, commissions or expenses asserted by any Person on the basis of any act, statement, agreement or commitment alleged to have been made by WEI or any Affiliate of WEI with respect to any such fee, expense or commission.

         6.5 SEC DOCUMENTS. WEI has delivered to the Stockholders' and Phantom Stockholder's legal counsel all of the SEC Documents. The SEC Documents represent each report filed by WEI with the Commission since March 30, 1999. As of their respective dates, the SEC Documents (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder applicable to such documents and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filing with the Commission prior to the date hereof. The consolidated financial statements of WEI included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with United States generally accepted accounting principles (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of WEI and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since September 30, 1999, other than as discussed in the SEC Documents, there has been no material adverse change in the business of WEI and its subsidiaries, taken as a whole.

         6.6 OWNERSHIP OF SUBTECH COMMON STOCK. As of the Effective Time, WEI owns at least 51% of the SubTech Common Stock and no Affiliate of WEI owns any SubTech Common Stock.

         6.7 OWNERSHIP OF SUB. As of the Effective Time, WEI owns 100% of the Common Stock of Sub, as a wholly owned subsidiary formed for the specific purpose of consummating the Merger.

         6.8 CONTINUITY OF BUSINESS ENTERPRISE. As of the Effective Time, it is the intention of WEI to continue at least one significant historic business line of SubTech, or to use at least a significant portion of SubTech's historic business assets in a business, in each case within the meaning of Section 1.368-1(d) of the Income Tax Regulations.

                                    ARTICLE 7
                  TERMINATION OF SUBTECH STOCKHOLDER AGREEMENT
                 AND PHANTOM STOCK AGREEMENT AND WRITTEN CONSENT

         7.1 TERMINATION OF SUBTECH STOCKHOLDER AGREEMENT. The parties hereto agree that the SubTech Stockholders Agreement is hereby terminated on the Closing Date in all respects and each of the parties thereto are hereby released from any and all obligations thereunder as of the Closing Date.

         7.2 TERMINATION OF PHANTOM STOCK AGREEMENT. WEI and the Phantom Stockholder agree that the Phantom Stock Agreement is hereby terminated in all respects as of the Closing Date and each of the parties thereto are hereby released from any and all obligations thereunder as of the Closing Date.

         7.3 CONSENT OF STOCKHOLDERS TO MERGER. Each of the parties hereto acknowledge, and represent, warrant and agree, that such party's execution and delivery of this Agreement constitutes their written consent, pursuant to
Section 228(a) of the General Corporation Law of the State of Delaware (for all shares of SubTech Common Stock for which they are the record owner) approving the Merger, this Agreement and all of the transactions contemplated by this Agreement.

         7.4 INDEMNIFICATION UNDER THE SUBTECH EXCHANGE AGREEMENT. The parties hereto acknowledge and agree that Section 10.7 of the SubTech Exchange Agreement sets forth the priority and order in which an indemnified party is entitled to receive cash or Newco Shares (as defined in the SubTech Exchange Agreement) in satisfaction of their claims. The parties hereto represent, warrant, covenant and agree that the term "Newco Shares" for purposes of Article 10 of the SubTech Exchange Agreement shall mean the Securities issued pursuant to this Agreement and the amount of any proceeds or other consideration received from the sale or transfer of such Securities.


                                    ARTICLE 8
                         CONDITIONS TO WEI'S OBLIGATIONS

         The obligations of WEI and Sub to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by WEI) on or prior to the Closing Date of all of the following conditions:

         8.1 REPRESENTATIONS TRUE AND CORRECT. The representations of the Stockholders and Phantom Stockholder set forth in this Agreement shall be true and correct at and as of the Closing Date.

         8.2 PERFORMANCE OF COVENANTS. The Stockholders and Phantom Stockholders shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed by or complied with by them prior to or at the Closing.

         8.3 RESOLUTIONS. Each Stockholder that is not an individual Stockholder shall have delivered certified copies of resolutions of such Stockholder approving the Agreement and the transactions contemplated hereby.

         8.4 GOVERNMENTAL APPROVALS. No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits WEI or Sub from consummating the transactions contemplated hereby and no suit, action, investigation or other proceeding shall have been instituted or threatened (other than by WEI or any Affiliate thereof) seeking to restrain or prohibit WEI or Sub or the Stockholders or Phantom Stockholder from consummating the transactions contemplated hereby.

         8.5 FURTHER ACTION. All consents, approvals, authorizations, exemptions and waivers shall have been obtained and be effective and all other consents, approvals, authorizations, exceptions and waivers from third Persons that shall be required in order to enable the Stockholders or Phantom Stockholder to consummate the transactions contemplated hereby shall have been obtained except where the failure to obtain any such consents, approvals, authorizations, exemptions and waivers would not have a Material Adverse Effect on SubTech's condition or materially hinder or impair the consummation of the transactions contemplated by this Agreement.

         8.6 NO BANKRUPTCY. None of the Stockholders or Phantom Stockholder shall have: (i) filed for voluntary bankruptcy (or shall have commenced against it an involuntary bankruptcy) under any chapter or section of the United States Bankruptcy Code; (ii) been adjudged bankrupt or insolvent in proceedings filed under any section or chapter of the United States Bankruptcy Code; (iii) made any general assignment for the benefit of creditors; (iv) been unable, or stated that it is unable, to pay its debts as they become due; or (v) taken any preliminary action with respect to the matters described in clauses (i) or
(iii).

         8.7 NO MATERIAL ADVERSE CHANGE. Except for any matter disclosed in this Agreement (including the Schedules hereto) there shall not have occurred any event or matter having a Material Adverse Effect on SubTech or its Affiliates taken as a whole since September 30, 1999.

         8.8 LEGAL OPINION. The Stockholders and Phantom Stockholder shall have furnished an opinion of Chamberlain, Hrdlicka, White, Williams & Martin in a form reasonably acceptable to WEI regarding the transactions described in
Section 3.5(c).


                                    ARTICLE 9
                       CONDITIONS TO THE STOCKHOLDERS AND
                        PHANTOM STOCKHOLDERS OBLIGATIONS

         The obligations of the Stockholders and Phantom Stockholder shall be subject to the satisfaction (or waiver by the Stockholders and Phantom Stockholder) on or prior to the Closing Date of all the following conditions:

         9.1 REPRESENTATIONS TRUE AND CORRECT. The representations and warranties of WEI and Sub set forth in this Agreement shall be true and correct at and as of the Closing Date.

         9.2 PERFORMANCE OF COVENANTS. WEI shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed by or complied with by it prior to or at the Closing.

         9.3 RESOLUTIONS. The Stockholders and Phantom Stockholder shall have received certified copies of resolutions of the Board of Directors of WEI approving the Agreement and the transactions contemplated hereby.

         9.4 GOVERNMENTAL APPROVALS. No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits the Stockholders or Phantom Stockholder from consummating the transactions contemplated hereby and no suit, action, investigation or other proceeding shall have been instituted or threatened (other than by a Stockholder, Phantom Stockholder or SubTech) seeking to restrain or prohibit WEI or the Stockholders or Phantom Stockholder from consummating the transactions contemplated hereby.

         9.5 NO MATERIAL ADVERSE CHANGE. Except for any matter disclosed in this Agreement (including the Schedules hereto) there shall not have occurred any event or matter having a Material Adverse Effect on WEI and its Affiliates taken as a whole since September 30, 1999.


                                   ARTICLE 10
                                 INDEMNIFICATION

         10.1 INDEMNIFICATION BY THE STOCKHOLDERS AND PHANTOM STOCKHOLDERS. Except as otherwise limited by this Article 10 or Article 11 hereof, each of the Stockholders, the Management Stockholders and Phantom Stockholder severally and not jointly agree to indemnify, defend and hold WEI (and its subsidiaries, including Sub, and Affiliates) and the other parties hereto and each of WEI's and such other parties' officers, directors, employees, agents, stockholders, affiliates and controlling persons and their respective successors and assigns harmless from and against and in respect of all Damages directly or indirectly suffered, incurred or realized by such party or parties, arising out of or resulting from or relating to, directly or indirectly, any misrepresentation, breach of warranty or breach of any covenant or agreement made or undertaken by such Stockholder or Phantom Stockholder in this Agreement or any misrepresentation in or omission from any other agreement, certificate, exhibit or writing delivered to WEI by such Stockholder or Phantom Stockholder pursuant to this Agreement.

         10.2 INDEMNIFICATION BY WEI. Except as otherwise limited by this
Article 10 and Article 11 hereof, WEI agrees to indemnify, defend and hold each Stockholder and each of their respective officers, directors, employees, agents, stockholders and controlling Persons and their successors and assigns harmless from and against and in respect of all Damages directly or indirectly suffered, incurred or realized by such party, arising out of or resulting from or relating to, directly or indirectly, any misrepresentation, breach of warranty or breach of any covenant or agreement made or undertaken by WEI in this Agreement or any misrepresentation in or omission from any other agreement, certificate, exhibit or writing delivered to such Stockholder or Phantom Stockholder by WEI pursuant to this Agreement.

         10.3 NOTICE AND OPPORTUNITY TO DEFEND.

                  (a) If a party seeking indemnification (the "Indemnitee") becomes aware of any matter that it believes may give rise to an indemnifiable claim, or asserts any claim that it believes may be indemnifiable pursuant to Sections 10.1 or 10.2 hereof, the Indemnitee shall give the party obligated to provide indemnification (the "Indemnifying Party") prompt written notice of such matter or claim, stating with particularity the nature of such matter or the aforementioned claim and the amount thereof. Failure to provide such notice shall not affect the right of the Indemnitee to indemnification except to the extent such failure shall have resulted in liability to the Indemnifying Party that could have been actually avoided had such notice been provided within such required time period.

                  (b) If the matter that the Indemnitee believes gives rise to an indemnifiable claim does not involve a third party claim against an Indemnitee, the Indemnifying Party shall have 30 days from the date on which it received notice of such claim pursuant to this Section 10.4 hereof to respond to such notice. If such Indemnifying Party accepts responsibility or does not respond within such 30-day period, Indemnifying Party shall promptly pay to the Indemnitee the full amount of such claim. If the Indemnifying Party rejects any liability with respect to such claim, it shall give written notice of such objection to the Indemnitee within such 30-day period and the parties shall seek to resolve such claim by agreement. If such claim is unable to be resolved by agreement within 60 days following the expiration of such 30-day period mentioned above, the parties shall resolve the matter by arbitration pursuant to Section 13.3 hereof (excluding any requirement in Section 13.3(a) that the parties attempt to resolve the matter by mutual agreement for a period of 60 days prior to submitting such matter to arbitration).

                  (c) In the event any action, suit, proceeding or investigation is brought against the Indemnitee by a third party which the Indemnitee believes may give rise to an indemnifiable claim pursuant to Section 10.1 or 10.2 hereof, the Indemnitee shall give the Indemnifying Party prompt written notice of the commencement of such action, suit, proceeding or investigation as provided in subsection (a) of this Section 10.4 hereof. Such Indemnifying Party shall have a period of 30 days after receipt of such notice within which to respond to such notice. If such Indemnifying Party accepts responsibility, such Indemnifying Party shall be obligated to compromise or defend such matter, at its own expense and by counsel chosen by the Indemnifying Party reasonably acceptable to the Indemnitee. The Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability. If such Indemnifying Party does not respond within such 30-day period or rejects responsibility for such matter in whole or in part, the Indemnitee shall be free to pursue, without prejudice to any of its rights hereunder, such remedies as may be available to such party under applicable law. The Indemnitee shall cooperate fully with the Indemnifying Party and its counsel in the defense against any such asserted liability. Any compromise of such asserted liability by the Indemnifying Party shall require the prior written consent of the Indemnitee, which shall not be unreasonably withheld. If, however, the Indemnitee refuses its consent to a bona fide offer of settlement which involves solely the payment of cash which the Indemnifying Party wishes to accept and fully pay subject to the limitations in
Section 10.3(a), the Indemnitee may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Indemnitee. In such event, the obligation of the Indemnifying Party to the Indemnitee shall be equal to the lesser of (i) the amount of the offer of settlement which the Indemnitee refused to accept plus the costs and expenses of the Indemnitee prior to the date the Indemnifying Party notifies the Indemnitee of the offer of settlement, and (ii) the actual out-of-pocket amount the Indemnitee is obligated to pay as a result of such party's continuing to pursue such matter. An Indemnifying Party shall be entitled to recover from the Indemnitee any additional expenses incurred by such Indemnifying Party as a result of the decision of the Indemnitee to pursue such matter.

         10.4 EXPRESS NEGLIGENCE. THE FOREGOING INDEMNITIES SET FORTH IN THIS
ARTICLE 10 ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING TEXAS' EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF THE SIMPLE OR GROSS NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF ANY OF THE INDEMNIFIED PARTIES.

         10.5 RELEASES. AS OF THE EFFECTIVE TIME, EXCEPT FOR EXISTING CONTRACTS SPECIFICALLY DISCLOSED IN SCHEDULE 10.5 HERETO AND RIGHTS AND CLAIMS AS AN EMPLOYEE OF SUBTECH OR ITS AFFILIATES WITH RESPECT TO THE PAYMENT OF SALARIES AND REIMBURSEMENT OF BUSINESS EXPENSES, EACH STOCKHOLDER AND PHANTOM STOCKHOLDER DOES HEREBY FOR SUCH STOCKHOLDER OR PHANTOM STOCKHOLDER AND SUCH STOCKHOLDER'S OR PHANTOM STOCKHOLDER'S AFFILIATES, HEIRS, EXECUTORS, ADMINISTRATORS AND LEGAL REPRESENTATIVES REMISE, RELEASE, ACQUIT AND FOREVER DISCHARGE WEI, SUBTECH AND THEIR AFFILIATES AND THEIR OFFICERS, DIRECTORS, CONTROLLING PERSONS OR ENTITIES, EMPLOYEES, ATTORNEYS AND SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "COMPANY RELEASED PARTIES") OF AND FROM ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, RESPONSIBILITIES, DISPUTES, CAUSES OF ACTION AND OBLIGATIONS OF EVERY NATURE WHATSOEVER, LIQUIDATED OR UNLIQUIDATED, KNOWN OR UNKNOWN, MATURED OR UNMATURED, FIXED OR CONTINGENT, WHICH SUCH STOCKHOLDER OR PHANTOM STOCKHOLDER AND SUCH STOCKHOLDER'S OR PHANTOM STOCKHOLDER'S AFFILIATES NOW HAVE, OWN OR HOLD OR HAVE AT ANY TIME PREVIOUSLY HAD, OWNED OR HELD AGAINST THE COMPANY RELEASED PARTIES, INCLUDING WITHOUT LIMITATION ALL LIABILITIES CREATED AS A RESULT OF THE SOLE OR CONTRIBUTORY NEGLIGENCE, GROSS NEGLIGENCE AND WILLFUL ACTS OF ANY COMPANY RELEASED PARTY, EXISTING AS OF THE CLOSING OR RELATING TO ANY MATTER THAT OCCURRED ON OR PRIOR TO THE CLOSING; PROVIDED, HOWEVER, THAT ANY CLAIMS, LIABILITIES, DEBTS OR CAUSES OF ACTION THAT MAY ARISE IN THE CONNECTION WITH THE FAILURE OF ANY OF THE PARTIES HERETO TO PERFORM ANY OF THEIR OBLIGATIONS HEREUNDER, UNDER THE SUBTECH EXCHANGE AGREEMENT OR UNDER ANY OTHER AGREEMENT RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY OR FROM ANY BREACHES BY ANY OF THEM OF ANY REPRESENTATIONS OR WARRANTIES HEREIN OR IN CONNECTION WITH ANY OF SUCH OTHER AGREEMENTS SHALL NOT BE RELEASED OR DISCHARGED PURSUANT TO THIS AGREEMENT. SUCH STOCKHOLDER OR PHANTOM STOCKHOLDER REPRESENTS AND WARRANTS THAT SUCH STOCKHOLDER OR PHANTOM STOCKHOLDER HAS NOT PREVIOUSLY ASSIGNED OR TRANSFERRED, OR PURPORTED TO ASSIGN OR TRANSFER, TO ANY PERSON OR ENTITY WHATSOEVER ALL OR ANY PART OF THE CLAIMS, DEMANDS, LIABILITIES, RESPONSIBILITIES, DISPUTES, CAUSES OF ACTION OR OBLIGATIONS RELEASED IN THIS
SECTION 10.5. SUCH STOCKHOLDER OR PHANTOM STOCKHOLDER COVENANTS AND AGREES THAT SUCH STOCKHOLDER OR PHANTOM STOCKHOLDER WILL NOT ASSIGN OR TRANSFER TO ANY PERSON OR ENTITY WHATSOEVER ALL OR ANY PART OF THE CLAIMS, DEMANDS, LIABILITIES, RESPONSIBILITIES, DISPUTES, CAUSES OF ACTION OR OBLIGATIONS RELEASED IN THIS
SECTION 10.5. SUCH STOCKHOLDER OR PHANTOM STOCKHOLDER REPRESENTS AND WARRANTS THAT SUCH STOCKHOLDER OR PHANTOM STOCKHOLDER HAS READ AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS SECTION 10.5 AND THAT SUCH STOCKHOLDER OR PHANTOM STOCKHOLDER HAS BEEN REPRESENTED OR

ADVISED BY LEGAL COUNSEL AND OTHER PROFESSIONAL ADVISORS IN CONNECTION WITH THE NEGOTIATION, EXECUTION AND DELIVERY OF THIS AGREEMENT.

         10.6 INDEMNIFICATION LIMITATIONS. The liability of each of the Stockholders and the Phantom Stockholder under Section 10.1 for misrepresentations or breaches of warranties set forth in Article 4 shall not exceed (a) in the case of the Stockholders, an amount equal to the number of shares of SubTech Common Stock owned by such Person immediately prior to the Effective Time multiplied by $10, and (b) in the case of the Phantom Stockholder, $75,000.


                                   ARTICLE 11
                 NATURE OF STATEMENTS AND SURVIVAL OF COVENANTS,
                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

         All statements of fact contained in any written statement (including financial statements), certificate, instrument or document delivered by or on behalf of a party hereto pursuant to this Agreement shall be deemed representations and warranties of that party. The representations and warranties of the Management Stockholders set forth in Article 4 shall survive the Closing Date for a period of three years from the Closing Date and shall be effective with respect to any inaccuracy therein or breach thereof (and a claim for indemnification under Article 10 hereof made therein) if a written notice asserting the claim shall have been given within such period with respect to such matter. Any claim for indemnification made during such period shall be valid and the representations and warranties relating thereto shall remain in effect for purposes of such indemnification notwithstanding such claim may not be resolved within such period. Except as set forth in the preceding sentences, the representations and warranties of the parties to this Agreement shall survive the Closing Date and the Closing indefinitely. All covenants and agreements contained herein shall survive the Closing indefinitely. All representations, warranties and covenants and agreements made by the parties shall not be affected by any investigation heretofore or hereafter made by and on behalf of any of them and shall not be deemed merged into any instruments or agreements delivered in connection with this Agreement or otherwise in connection with the transactions contemplated hereby.


                                   ARTICLE 12
                               REGISTRATION RIGHTS

         12.1 REGISTRATION RIGHTS.

                  (a) WEI will use its best efforts to register under the Securities Act the WEI Shares pursuant to a non-underwritten offering having a period of distribution not to exceed one year from the Closing Date. In furtherance of such obligation, WEI shall file, within 30 Business Days after the Closing Date, with the Commission a registration statement on the appropriate form seeking the registration for resale of the WEI Shares (the "Registration Statement"), pursuant to a non-underwritten offering in accordance with the plan of distribution described therein. References in this Article 12 to the WEI Shares shall be deemed to include any shares of WEI Common Stock or other securities received by the Stockholders or Phantom Stockholder on account of any stock split, stock dividend or merger of WEI.

                  (b) Notwithstanding anything to the contrary contained in this
Section 12.1, WEI shall not be obligated to prepare and file the Registration Statement pursuant to this Section 12.1, or prepare or file any amendment or supplement thereto, at any time when WEI reasonably believes that the filing thereof, or the offering of securities pursuant thereto, would adversely affect a pending or proposed public offering of securities of WEI, an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction relating to WEI or negotiations, discussions or pending proposals with respect thereto or require premature disclosure of information not otherwise required to be disclosed to the potential detriment of WEI or disclosure of third party information not readily available to WEI.

                  (c) Notwithstanding anything to the contrary contained in this
Section 12.1, WEI shall be permitted, on written notice to the Stockholders and Phantom Stockholder, to suspend the period of sale or distribution of the WEI Shares at any time when WEI reasonably believes that the sale or distribution thereof would adversely affect a pending or proposed public offering of securities of WEI, an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction relating to WEI or negotiations, discussions or pending proposals with respect thereto or require premature disclosure of information not otherwise required to be disclosed to the potential detriment of WEI or disclosure of third party information not readily available to WEI.

                  (d) The filing of the Registration Statement, or any amendment or supplement thereto, by WEI may not be deferred pursuant to Section 12.1(b) hereof, and the sale and distribution of the WEI Shares may not be suspended pursuant to Section 12.1(c) hereof, for more than 60 days after the abandonment or consummation (or the completion of the distribution of securities in the case of a public offering) of any of the proposals or transactions described therein or, in any event, for more than 150 days.

                  (e) The Stockholders and Phantom Stockholder agree and covenant to fully cooperate with and assist WEI and its counsel and representatives in connection with WEI's obligations under this Article 12, including providing such information as requested by WEI in connection with the preparation of the Registration Statement and the resale of the WEI Shares.

         12.2 PROCEDURE. WEI will, subject to the provisions of Sections 12.1,
12.2 and 12.4 hereof:

                  (a) seek to cause the Registration Statement to become and remain effective for a period of up to one year following the Closing Date or such shorter period of time until the transfer or sale of all the WEI Shares has been completed;

                  (b) as expeditiously as reasonably practicable, prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the WEI Shares covered by the Registration Statement in accordance with the intended method of distribution set forth therein;

                  (c) afford the Stockholders and the Phantom Stockholder a reasonable opportunity to review and comment on drafts of the Registration Statement and each amendment thereof and supplement thereto, and drafts of each preliminary prospectus used in connection with the Registration Statement, prior to their filing or distribution, as the case may be;

                  (d) as expeditiously as reasonably practicable, furnish to the Stockholders and Phantom Stockholder such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act, and such other documents as the Stockholders and Phantom Stockholder may reasonably request, in order to facilitate the public sale or other disposition of the WEI Shares owned by the Stockholders and Phantom Stockholder; provided, however, that the obligation of WEI to deliver copies of prospectuses or preliminary prospectuses to the Stockholders and Phantom Stockholder shall be subject to the receipt by WEI of reasonable assurances from the Stockholders and Phantom Stockholder that they will comply with the applicable provisions of the Securities Act and of such other securities laws as may be applicable in connection with any use by them of any prospectuses or preliminary prospectuses;

                  (e) as expeditiously as practicable, use its best efforts to register or qualify the WEI Shares under such other securities laws of such United States jurisdictions as the Stockholders and Phantom Stockholder shall reasonably request (considering the nature and size of the offering) and do any and all other acts and things that may be necessary or desirable to enable the Stockholders and Phantom Stockholder to consummate the public sale or other disposition in such jurisdictions of the WEI Shares; provided, however, that WEI shall not be required to qualify to transact business as a foreign corporation in any jurisdiction in which it would otherwise not be required to be so qualified or to take any action that would subject it to general service of process in any jurisdiction in which it is not then so subject;

                  (f) notify the Stockholders and the Phantom Stockholder promptly (i) when a prospectus or any prospectus supplement has been filed with the Commission and, with respect to the Registration Statement or any post-effective amendment thereto, when such document has been declared effective by the Commission, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or related prospectus, or for additional information, (iii) of the issuance by the Commission of any stop order or the initiation of any proceedings for such or a similar purpose (and WEI shall make every reasonable effort to obtain the withdrawal of any such order as soon as practicable) and (iv) of the receipt by WEI of any notification with respect to the suspension of the qualification of any of the WEI Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose (and WEI shall use commercially reasonable efforts to obtain the withdrawal of any such suspension as soon as practicable); and

                  (g) bear all Registration Expenses (as defined below) in connection with the registration hereunder; provided, however, that all Selling Expenses (as defined below) of the WEI Shares and all fees and disbursements of counsel for the Stockholders and Phantom Stockholder shall be borne by the Stockholders and Phantom Stockholder. For purposes of this Section 12.2, expenses incurred by WEI in complying with this Agreement, including (i) all registration and filing fees, (ii) all printing expenses, (iii) all fees and disbursements of counsel for WEI, (iv) all blue sky fees and expenses and (v) all fees and expenses of accountants for WEI, are herein referred to as "Registration Expenses". All brokerage and selling commissions and fees and expenses of counsel for the Stockholders and Phantom Stockholder in connection with any such registration or resale are herein referred to as "Selling Expenses".

         12.3 INDEMNIFICATION.

                  (a) In the event of a registration of the WEI Shares under the Securities Act pursuant to this Agreement, WEI will indemnify and hold harmless each Stockholder and Phantom Stockholder and any other Person, if any, who controls such Stockholder or Phantom Stockholder within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, several, to which such Stockholder or Phantom Stockholder or such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in the Registration Statement, any preliminary prospectus distributed with the consent of WEI or final prospectus contained therein, or any amendment thereof or supplement thereto, including all documents incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will, unless WEI assumes the defense as provided in
Section 12.3(c) hereof, promptly following request and receipt of reasonable supporting documents, such as invoices, reimburse the Stockholders and Phantom Stockholder and each such controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that WEI will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary prospectus, such final prospectus or such amendment or supplement, including all documents incorporated by reference therein, in reliance upon and in conformity with written information furnished to WEI by or on behalf of such Stockholder or Phantom Stockholder or a controlling Person thereof specifically for use in the preparation thereof.

                  (b) In the event of any registration of the WEI Shares under the Securities Act pursuant to this Agreement, each Stockholder and Phantom Stockholder will indemnify and hold harmless WEI and each Person, if any, who controls WEI within the meaning of Section 15 of the Securities Act, each officer of WEI who signs the Registration Statement and each director of WEI, against any and all such losses, claims, damages, liabilities or actions that WEI or such officer, director or controlling Person may become subject under the Securities Act or otherwise, and will reimburse WEI, each such officer, director and controlling Person for any legal or any other expenses reasonably incurred by such party in connection with investigating or defending any such loss, claim, damage, liability or action, if (i) such loss, claim, damage, liability or action in respect thereof arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any such prospectus, or any amendment thereof or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and such statement or omission of a material fact was made in reliance upon and in conformity with information furnished to WEI by or on behalf of such Stockholder or Phantom Stockholder specifically for use in connection with the preparation of the Registration Statement or prospectus or
(ii) such loss, claim, damage, liability or action in respect thereof arises out of or is based upon such Stockholder's or Phantom Stockholder's failure to deliver any required prospectus or otherwise comply with applicable laws regarding the same.

                  (c) Within five days after receipt by any indemnified Person of notice of any claim or commencement of any action in respect of which indemnity is to be sought against an indemnifying Person pursuant to this Agreement, such indemnified Person shall notify the indemnifying Person in writing of such claim or of the commencement of such action, and, subject to provisions hereinafter stated, in case any such action shall be brought against an indemnified Person and such indemnifying Person shall have been notified of the same, such indemnifying Person shall be entitled to participate therein, and, to the extent it shall desire, in its sole discretion, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Person, and after notice from the indemnifying Person to such indemnified Person of its election to assume the defense thereof, such indemnifying Person shall not be liable to such indemnified Person in connection with the defense thereof; provided, however, if there exists or will exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified Person for the same counsel to represent both the indemnified Person and such indemnifying Person then such indemnifying Person shall be entitled to retain its own counsel at the expense of such indemnifying Person; provided further, however, the indemnifying Person shall not be required to pay for more than one separate counsel for all of the indemnified Persons in addition to any local counsel. Payment of any amounts due pursuant to this Section 12.3 shall be made within ten Business Days after notice is sent by the indemnified Person.

         12.4 TERMINATION. If Rule 144 or Rule 145 as promulgated under the Securities Act or any successor or similar rule or statute shall permit the public sale of the WEI Shares, the rights to registration provided for in this Agreement as to the WEI Shares shall terminate immediately.


                                   ARTICLE 13
                                  MISCELLANEOUS

         13.1 ENTIRE AGREEMENT. This Agreement and the other agreements contemplated hereby constitute the sole understanding of the parties with respect to the matters provided for herein and supersedes any previous agreements and understandings between the parties with respect to the subject matter hereof. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by WEI and the affected Stockholders or Phantom Stockholder.

         13.2 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Prior to the Closing Date, this Agreement may not be assigned by any party without the prior written consent of the other party hereto, except that WEI may, at its election, assign its rights under this Agreement to any direct or indirect wholly owned subsidiary or other Affiliate. Notwithstanding the foregoing, no assignment of this Agreement or any of the rights or obligations hereof by any party, as the case may be, shall relieve such party of its obligations under this Agreement and, upon any such assignment occurring prior to the Closing, the representations, warranties, covenants and agreements contained in this Agreement shall be deemed to have been made by such party's assignee as well as by such party.

         13.3 ARBITRATION.

                  (a) In the event there shall exist any dispute or controversy between the parties hereto with respect to this Agreement or any matter relating hereto or the transactions contemplated hereby, the parties hereto agree to seek to resolve such dispute or controversy by mutual agreement. If such dispute or controversy is unable to be resolved by agreement within 60 days following notice of the nature of such dispute or controversy setting forth in reasonable detail the circumstances and basis of such dispute or controversy, any party hereto, as the case may be, may require that such dispute or controversy be resolved by binding arbitration pursuant to the provisions of this Section 13.3. If a party elects to submit such matter to arbitration, such party shall provide notice to the other party of its election to do so, which notice shall name one arbitrator. Within 10 days after the receipt of such notice, the other party shall name a second arbitrator. The two arbitrators so appointed shall name a third arbitrator, or failing to do so, a third arbitrator shall be appointed pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Each arbitrator selected to act hereunder shall be qualified by education and experience to pass on the particular question in dispute. The arbitrators shall resolve all disputes in controversy in accordance with the applicable substantive law. All statutes of limitations that would otherwise be applicable shall apply to any arbitration proceeding.

                  (b) The arbitrators appointed pursuant to this Section 13.3 shall promptly hear and determine (after due notice and hearing and giving the parties reasonable opportunity to be heard) the questions submitted, and shall render their decision within 60 days after appointment of the third arbitrator or as soon as practical thereafter. If within such period a decision is not rendered by the board or a majority thereof, new arbitrators may be named and shall act hereunder at the election of either party in like manner as if none had previously been named. The decision of the arbitrators, or a majority thereof, made in writing, shall absent manifest error be final and binding upon the parties hereto as to the questions submitted, and each party shall abide by such decision.

                  (c) All expenses of arbitration, including reasonable compensation to the arbitrators, shall be borne equally by the disputing parties (collectively), as the case may be, except each party shall bear the compensation and expenses of its own counsel, witnesses and employees.

                  (d) Nothing contained herein shall prohibit any party from seeking injunctive or other equitable relief pending any decision in arbitration or from enforcing any order or decision by the arbitrators in any court or other appropriate forum. For purposes of injunctive relief, orders in aid of arbitration and entry of the arbitrator's award:

                           (i) each of the parties hereto irrevocably consents
                  to the non-exclusive jurisdiction of, and venue in, any state court located in Harris County, Texas or any federal court sitting in the Southern District of Texas in any suit, action or proceeding seeking injunctive relief, arising out of or relating to this Agreement or any of the other agreements contemplated hereby and any other court in which a matter that may result in a claim for indemnification hereunder by an Indemnitee may be brought with respect to any claim for indemnification by an Indemnitee; and

                           (ii) each of the parties hereto waives, to the
                  fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding seeking injunctive relief, orders in aid of arbitration or entry of an arbitration arising out of or relating to this Agreement or any of the other agreements contemplated hereby brought in any state court located in Harris County, Texas or any federal court sitting in the Southern District of Texas or any other court in which a matter that may result in a claim for indemnification hereunder by an Indemnitee may be brought with respect to any claim for indemnification by an Indemnitee, and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         13.4 EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, other than as expressly provided for herein, each of the parties hereto shall pay the fees and expenses of its respective counsel, accountants and other experts, and all other expenses incurred by such party incident to the negotiation, preparation and execution of this Agreement and consummation of the transactions contemplated hereby.

         13.5 EFFECT OF DUE DILIGENCE. No investigation by the parties hereto or their respective Affiliates, agents or advisers shall diminish in any way the effect of any representations or warranties made by any party in this Agreement or shall relieve any party of any of their respective obligations under this Agreement.

         13.6 TAKING OF NECESSARY ACTION. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees, subject to applicable laws, to use all reasonable best efforts promptly to take or cause to be taken all action and to promptly do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Each party shall cooperate with the others in good faith to help the others satisfy their obligations hereunder. The applicable parties shall take all such necessary action.

         13.7 INVALIDITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         13.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         13.9 HEADINGS. The headings of the Sections and paragraphs of this Agreement are included for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

         13.10 CONSTRUCTION AND REFERENCES. Words used in this Agreement, regardless of the number or gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context shall require. Unless otherwise specified, all references in this Agreement to Sections, paragraphs or clauses are deemed references to the corresponding Sections, paragraphs or clauses in this Agreement, and all references in this Agreement to Schedules or Exhibits are references to the corresponding Schedules or Exhibits attached to this Agreement.

         13.11 MODIFICATION AND WAIVER. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions hereof (whether or not similar).

         13.12 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and delivered personally, via telecopy (with receipt confirmed) or sent by registered or certified mail, postage prepaid to the following addresses (or other addresses as designated in writing by the applicable party):

                  if to the Stockholders or Phantom Stockholder, to the addresses set forth on Annex A hereto with copies to:

                           Byron L. Willeford
                           Chamberlain, Hrdlicka, White, Williams & Martin 1200 Smith Street, Suite 1200
                           Houston, Texas 77002
                           Facsimile:     (713) 658-2553
                           Telephone:     (713) 658-2564

                  if to WEI, SubTech or Sub, to:

                           Weatherford International, Inc.
                           515 Post Oak Blvd., Suite 600
                           Houston, Texas 77027
                           Attention:     Curtis W. Huff
                           Facsimile:     (713) 693-4484
                           Telephone:     (713) 693-4102
or at such other address for a party as shall be specified by like written notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail.

         13.13 PUBLIC ANNOUNCEMENTS. None of the Stockholders or Phantom Stockholder (nor any of their Affiliates) shall make any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other party (which consent may not be unreasonably withheld), except as may be required by any Legal Requirement.

         13.14 GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed by the laws of Texas (without regard to laws relating to conflict of laws).

         13.15 INCORPORATION BY REFERENCE. The Schedules and Annexes identified in this Agreement are incorporated herein by reference and made a part hereof.

                       SIGNATURES BEGIN ON FOLLOWING PAGE.

         IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed on its behalf on the 3rd day of February, 2000.


WEI:                                    WEATHERFORD INTERNATIONAL, INC.


                                        By: /s/ CURTIS W. HUFF
                                           -------------------------------------
                                                     Curtis W. Huff
                                                  Senior Vice President

SUB:                                    SUBTECH ACQUISITION CORP.


                                        By: /s/ CURTIS W. HUFF
                                           -------------------------------------
                                                     Curtis W. Huff
                                                  Senior Vice President

SUBTECH:                                SUBTECH INTERNATIONAL, INC.


                                        By: /s/ MARK S. CRAWFORD
                                           -------------------------------------
                                                  Mark S. Crawford
                                                      President


STOCKHOLDERS:                            /s/ JOHN M. BIRCKHEAD
                                         ---------------------------------------
                                                  John M. Birckhead


                                         /s/ HARRY C. EHLERT
                                         ---------------------------------------
                                           Harry C. Ehlert, individually and on
                                               behalf of Harry C. Ehlert IRA


*By: /s/ HARRY C. EHLERT                           */s/ Robert E. Ehlert
     -------------------                 ---------------------------------------
     Harry C. Ehlert, attorney-in-fact                Robert E. Ehlert
     pursuant to Special Power of Attorney


**By: /s/ JOHN M. BIRCKHEAD                        **/s/ David M. Graham
      ---------------------              ---------------------------------------
      John M. Birckhead, attorney-in-                  David M. Graham
      fact pursuant to Special Power
      of Attorney

                                         CRAWFORD ESTATE, Ltd.

                                         By:  MC Holding Company, L.L.C.,
                                         as General Partner


                                         By: /s/ MARK S. CRAWFORD
                                            ------------------------------------
                                                     Mark S. Crawford
                                                         Manager

                                                    ***/s/ Iyke Ejizu
                                            ------------------------------------
                                                         Iyke Ejizu


                                                   ***/s/ Gregory B. Ford
                                            ------------------------------------
                                                       Gregory B. Ford


                                                   ***/s/ Harold Ford, Jr.
                                            ------------------------------------
                                                        Harold Ford, Jr.


                                                  ***/s/ Kerry D. Jernigan
                                            ------------------------------------
                                                       Kerry D. Jernigan


***By: /s/ MARK S. CRAWFORD                      ***/s/ James Troy Packard
       --------------------                 ------------------------------------
       Mark S. Crawford, attorney-in-                 James Troy Packard
       fact pursuant to Special Power
       of Attorney
                                            /s/ HENNING HANSEN
                                            ------------------------------------
                                                       Henning Hansen


                                            /s/ FRODE KALAND
                                            ------------------------------------
                                                       Frode Kaland


PHANTOM STOCKHOLDER:                        /s/ PAULO S. TUBEL
                                            ------------------------------------
                                                      Paulo S. Tubel

                                     ANNEX A
                           ADDRESS NOTICES & DOMICILES

STOCKHOLDER NAME AND ADDRESS                                  RESIDENCE/DOMICILE

Henning Hansen                                                 Randeberg, Norway
Kvernkallen 8
N-4070 Randeberg
Norway
Facsimile: 011-47-51-48-2636
Confirm:   011-47-51-41-7882

Frode Kaland                                                   Stavanger, Norway
Niels Juels Gate 59
N-4008 Stavanger
Norway
Facsimile: 011-47-51-48-2636
Confirm:   011-47-51-52-1331

Harry C. Ehlert IRA                                              Houston, Texas
Oppenheimer & Co., Inc.
5223 Caversham
Houston, Texas 77096
Facsimile: (281) 589-7474
Confirm:   (281) 589-7373

John M. Birckhead                                                 Spring, Texas
16027 Rudgewick
Spring, Texas 77379
Facsimile: (281) 589-7474
Confirm:   (281) 589-7373

Robert E. Ehlert                                                  Houston, Texas
7802 Bellaire Boulevard
Houston, Texas 77036
Facsimile: (281) 589-7474
Confirm:   (281) 589-7373


David M. Graham                                                   Spring, Texas
16027 Rudgewick
Spring, Texas 77379
Facsimile: (281) 589-7474
Confirm:   (281) 589-7373

Crawford Estate, Ltd.                                                  Texas
c/o MC Holding Company, L.L.C General Partner
5107 Graystone Drive
Houston, Texas 77069
Facsimile: (713) 983-6128
Confirm:   (281) 440-9906

Iyke Ejizu                                        PAI
1664 Oyin Jolayem #400                                         Lagos, Nigeria
P. O. Box 72468
Victoria Island Annex
Lagos, Nigeria
Facsimile: 011-234-1-262-4477
Confirm:   011-234-1-262-4904


Gregory B. Ford                                              Aberdeen, Scotland
7 Bailleswells TRC
Bieldside
Aberdeen, Scotland
Facsimile: 011-44-1224-867-330
Confirm:   011-44-1224-861-978

Harold Ford Jr.                                                  Singapore
Bredero Price International B.V.
400 Orchard Road
#12-08109 Orchard Towers
Singapore 238875
Facsimile: 011-65-732-9073
Confirm:   011-65-732-2355


Kerry D. Jernigan                                              Houston, Texas
11407 Monteverde
Houston, Texas 77099
Facsimile: (281) 983-6128
Confirm:   (281) 879-9392

James Troy Packard                                             Houston, Texas
c/o Mark S. Crawford
11391-A Meadowglen Lane
Houston, Texas 77082
Facsimile: (281) 589-7474
Confirm:   (281) 589-7373

Paulo S. Tubel                                              The Woodlands, Texas
118 East Placid Hill
The Woodlands, Texas 77381
Facsimile: (281) 589-7474
Confirm:   (281) 589-7373

                                  SCHEDULE 5.5

                        OWNERSHIP OF SUBTECH COMMON STOCK

         STOCKHOLDER                                              NO. SHARES
         -----------                                              ----------

         Henning Hansen                                              49,000
         Frode Kaland                                                49,000
         Harry C. Ehlert IRA,                                        96,911
            Oppenheimer & Co., Inc.
         John M. Birckhead                                           96,911
         Robert E. Ehlert                                             1,089
         David M. Graham                                              1,089
         Crawford Estate Ltd.                                        44,194
         Iyke Ejizu                                                  18,763
         Gregory B. Ford                                             53,594
         Harold Ford, Jr.                                            67,973
         Kerry D. Jernigan                                              692
         James Troy Packard                                           2,977

                                  SCHEDULE 10.5

                 AGREEMENTS BETWEEN SUBTECH AND THE STOCKHOLDERS
                            AND PHANTOM STOCKHOLDERS


1.       SubTech Exchange Agreement

2. Employment Agreements dated November 4, 1998, between SubTech and each of the following:

         a.     Mark S. Crawford
         b.     John M. Birckhead
         c.     Harry C. Ehlert
         d.     Kerry D. Jernigan

3. Employment Contracts dated November 4, 1998, between Subsurface Technology AS and each of Henning Hansen and Frode Kaland.